As filed with the Securities and Exchange Commission on January 8, 2003
                                                       Registration No. 333-9122

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             Trizec Hahn Corporation
             (Exact Name of Registrant as Specified in Its Charter)

      Ontario-Canada                                           Not Applicable
(State or Other Jurisdiction of                                (IRS Employer
Incorporation or Organization)                               Identification No.)

                      BCE Place, 181 Bay Street, Suite 3900
                            Toronto, Ontario, Canada
          (Address, Including Zip Code, of Principal Executive Offices)

                  Trizec Hahn Corporation Amended and Restated
                             1987 Stock Option Plan
                            (Full Title of the Plan)

                               -------------------

                              CT Corporation System
                                111 Eighth Avenue
                               New York, NY 10011
                                 (212) 894-8940
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               -------------------

                          DEREGISTRATION OF SECURITIES

      This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-9122) (the "Registration Statement") of Trizec Hahn Corporation (the "Company"), pertaining to the Subordinate Voting Shares of the Company, which was filed with the Securities and Exchange Commission and became effective on July 13, 1998. Pursuant to a plan of arrangement involving the Company consummated in May 2002 (the "Plan of Arrangement"), all outstanding options granted pursuant to the Company's 1987 Stock Option Plan (the "Stock Option Plan") were cancelled and replaced with options and/or warrants exercisable to acquire shares of Trizec Canada Inc. and/or Trizec Properties, Inc. Accordingly, no additional Subordinate Voting Shares of the Company may be issued pursuant to options granted under the Stock Option Plan.

      As a result of the consummation of the Plan of Arrangement, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

                                   SIGNATURES

                                 The Registrant

      Pursuant to Rule 478 promulgated under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario on January 8, 2003.

TRIZEC HAHN CORPORATION

By:  /s/      Robert B. Wickham
     Name:    Robert B. Wickham
     Title:   President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                          TITLE                                DATE
/s/Robert B. Wickham                          President and Chief Financial Officer, member of    January 8, 2003
   ---------------------------------          Board of Directors (Principal Executive Officer)
   Robert B. Wickham

/s/Luigi L. Favit                             Senior Vice President and Controller, member of     January 8, 2003
   ---------------------------------          Board of Directors (Principal Financial and
   Luigi L. Favit                             Accounting Officer)

/s/Gregory C. Wilkins                         Member of Board of Directors                        January 8, 2003
   ---------------------------------
   Gregory C. Wilkins

TRIZECHAHN OFFICE HOLDINGS INC.

/s/ Holli G. Salazar                          Authorized representative in the United States      January 8, 2003
   ---------------------------------
   Name:   Holli G. Salazar
   Title:  Secretary

/s/ Colin J. Chapin
   ---------------------------------
   Name:   Colin J. Chapin
   Title:  Vice President